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                               EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS




  We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated March 26, 1993, with respect to the 1992 and 1991 consolidated financial statements and schedules of UNUM Corporation and subsidiaries incorporated by reference or included in this Annual Report (Form 10-K) for the year ended
December 31, 1993:

   Form S-8 No. 33-31270 pertaining to the UNUM Employees
    Retirement Savings Plan and Trust

   Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option
    Plan

   Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock
    Incentive Plan

   Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock
    Incentive Plan

   Form S-3 No. 33-36873

   Form S-3 No. 33-69132

   Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc.
    Security Saver Plan

   Post-Effective Amendment No. 1 on Form S-8 to Registration
    Statement on Form S-4 No. 33-55870




/s/ ERNST & YOUNG
Boston, Massachusetts
March 24, 1993

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